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                                                                    EXHIBIT 23-5









INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Detroit Edison Company on Form S-3 of our report dated January 26, 1998, appearing in the Annual Report on Form 10-K of The Detroit Edison Company for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Deloitte & Touche LLP
Detroit, Michigan
October 15, 1998